Exhibit 99.1

Information Relating to Part II.
Item 14. – Other Expenses of Issuance and Distribution
The expenses in connection with the offer and sale of shares of common stock of Bright Horizons Family Solutions Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-194790) filed on March 25, 2014, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$22,833
Printing and engraving expenses	75,000
Blue sky fees and expenses	7,500
Legal fees and expenses	115,000
Accounting fees and expenses	70,000
Transfer Agent and Registrar fees	10,000
Miscellaneous	24,667
Total	$325,000